SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    July 17, 1995
                                                --------------------------------



                           Commercial Credit Company
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       1-6594                 52-0883351
         ---------------             ------------            ------------
         (State or other             (Commission             (IRS Employer
         jurisdiction of             File Number)            Identification No.)
         incorporation)

                300 Saint Paul Place, Baltimore, Maryland 21202
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              (Address of principal executive offices) (Zip Code)

                                 (410) 332-3000
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              (Registrant's telephone number, including area code)

                           COMMERCIAL CREDIT COMPANY
                           Current Report on Form 8-K

Item 5. Other Events
        ------------


Results of Operations
- ---------------------

The net income of Commercial Credit Company (the "Company") for the three months and six months ended June 30, 1995 was $54.2 million and $101.3 million, respectively, compared to $56.2 million and $108.8 million, respectively, in the corresponding 1994 periods. The Company's income before income taxes and minority interest for the three months and six months ended June 30, 1995 was $84.2 million and $157.5 million, respectively, compared to $91.8 million and $179.0 million, respectively, in the corresponding 1994 periods. The Company's revenues for the three months and six months ended June 30, 1995 were $347.3 million and $680.5 million, respectively, compared to $392.5 million and $776.8 million, respectively, in the corresponding 1994 periods.

On December 30, 1994 the Company sold its remaining 50% interest in Commercial Insurance Resources, Inc., the parent of Gulf Insurance Company (Gulf), to an affiliate, The Travelers Indemnity Company, for $150 million and accordingly results of operations for 1995 do not include Gulf's results.

At June 30, 1995 the Company had total debt consisting of certificates of deposit of $65.8 million, short-term borrowings of $1,381.2 million and long-term debt of $5,100.0 million. In addition the Company's total stockholder's equity at June 30, 1995 was $1,187.5 million.

Ratio of Earnings to Fixed Charges
- ----------------------------------


The Company's ratio of earnings to fixed charges for the six months ended June 30, 1995 was 1.67. This ratio has been computed by dividing earnings available for fixed charges by fixed charges. For the purpose of this ratio earnings available for fixed charges consist of pre-tax income from continuing operations adjusted for undistributed equity earnings and minority interest and fixed charges; and fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.


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



                           COMMERCIAL CREDIT COMPANY
                            SELECTED FINANCIAL DATA
                            (In millions of dollars)

                                       Three months ended     Six months ended
Business Segment Data                       June 30,               June 30,
- ---------------------                  ------------------     ----------------
                                          1995       1994       1995       1994
                                        ------     ------     ------     ------
Revenues:
Consumer Finance                       $337.1     $302.5     $660.4     $601.8
Insurance Services (Gulf)                 --        78.0        --       152.4
Corporate and Other                      10.2       12.0       20.1       22.6
                                       ------     ------     ------     ------
                                       $347.3     $392.5     $680.5     $776.8
                                       ======     ======     ======     ======

Net Income
- ----------
Consumer Finance                       $ 60.0     $ 54.6     $115.5     $105.8
Insurance Services (Gulf)
  (after minority interest of
   $3.8 and $7.5 in 1994)                 --         3.9        --         7.6
Corporate and Other                      (5.8)      (2.3)     (14.2)      (4.6)
                                       ------     ------     ------     ------
Net Income                             $ 54.2     $ 56.2     $101.3     $108.8
                                       ======     ======     ======     ======


                                       As of, and for, the       As of, and for, the
                                       three months ended         six months ended
Consumer Finance Operations                 June 30,                  June 30,
- ---------------------------           ---------------------      --------------------
                                        1995         1994          1995        1994
                                      --------     --------      --------    --------

Net receivables
  Real estate-secured loans           $2,917.1     $2,798.3      $2,917.1    $2,798.3
  Personal loans                       3,009.4      2,687.0       3,009.4     2,687.0
  Credit cards                           734.6        697.2         734.6       697.2
  Sales finance and other                441.9        431.7         441.9       431.7
                                      --------     --------      --------    --------

Consumer finance receivables
   net of unearned finance charges     7,103.0      6,614.2       7,103.0     6,614.2
Accrued interest receivable               40.5         38.1          40.5        38.1
Allowance for credit losses             (187.8)      (174.8)       (187.8)     (174.8)
                                      --------     --------      --------    --------
Consumer finance receivables, net     $6,955.7     $6,477.5      $6,955.7    $6,477.5
                                      ========     ========      ========    ========

Average yield                             15.57%       15.28%        15.50%      15.25%
Average net interest margin                8.69%        8.62%         8.67%       8.57%
Charge-off rate                            2.14%        2.07%         2.15%       2.16%
60+ days past due as % of
  receivables                              1.86%        1.88%         1.86%       1.88%
Reserves as % of net receivables           2.64%        2.64%         2.64%       2.64%



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



                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: July 17, 1995                                 COMMERCIAL CREDIT COMPANY



                                                     By  /s/ William T. Bozarth
                                                       ------------------------
                                                          William T. Bozarth
                                                          Vice President










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